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                                  EXHIBIT 10.20
                                                                            3480
                                                                       WYW136373

                     BLACK THUNDER MINE LOGICAL MINING UNIT
                                    CASPLMU16

The Mineral Leasing Act of February 25, 1920, as amended by the Federal Coal Leasing Amendments Act of 1976, authorizes the consolidation of coal leases into a logical mining unit (LMU). A (LMU) is an area of land in which the coal resources can be developed in an efficient, economical, and orderly manner as a unit with due regard to conservation of coal resources and other resources.

As a result of an application for an LMU filed by Thunder Basin Coal Company, the Black Thunder Mine LMU is hereby APPROVED EFFECTIVE MAY 1, 1995, and provides as follows:

1. The following area is hereby designated the LMU area, containing 9,566.725 acres described as follows based on the coal status survey plats in the Wyoming State Office of the Bureau of Land Management (BLM):

                            T. 42 N., R. 70 W., 6th P.M., Wyoming
                                 Sec.  2:     Lots 5-16;
                                 Sec.  3:     Lots 5-16;

                            T. 43 N., R. 70 W., 6th P.M Wyoming
                                 Sec.  7:     Lots 8 (S2), 13 (SW), 14-18,
                                                   19 (NW & S2);
                                 Sec. 17:     Lots    1-16;
                                 Sec. 18:     Lots    5-20;
                                 Sec. 19:     Lots    5-20;
                                 Sec. 20:     Lots    1-16;
                                 Sec. 21:     Lots    1-16;
                                 Sec. 22:     Lots    2, 3, 4 (W2W2), 9-13;
                                 Sec. 27:     Lots    2-14;
                                 Sec. 28:     Lots    1-16;
                                 Sec. 29:     Lots    1-16;
                                 Sec. 30:     Lots    5-20;
                                 Sec. 31:     Lots    5-12;
                                 Sec. 32:     Lots    1-8;
                                 Sec. 33:     Lots    1-10, 15, 16;
                                 Sec. 34:     Lots    1-16;
                                 Sec. 35:     Lots    2 (S2), 3-7, 9-16;


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                                                                       WYW136373
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The unit includes the following Federal coal leases:

         WYW2313                         T. 42 N., R. 70 W., 6th P.M, Wyoming
                                            Secs. 2, 3;

                                         T. 43 N., R. 70 W., 6th P.M., Wyoming
                                            Secs. 17, 20-22, 27-29, 33-35.

                                               Containing 6,074.230 acres

         WYW118907                       T. 43 N., R. 70 W., 6th P.M., Wyoming
                                            Secs. 7, 18, 19, 29-33.

                                               Containing  3492.495 acres

2. UNIT OPERATOR, Thunder Basin Coal Company, a wholly owned subsidiary of Atlantic Richfield Company, P.O. Box 406, Wright, Wyoming 82732, is hereby designated as Unit Operator. Thunder Basin Coal Company is the lessee of Federal coal lease, WYW2313, and co-lessee of Federal coal lease, WYW118907.

3. STIPULATIONS, As a consideration to the approval of this LMU, the Unit Operator/lessee consents to the following stipulations which make all Federal coal leases within the LMU subject to uniform requirements for submittal of resource recovery and protection plans (R2P2), LMU recoverable coal reserves exhaustion, diligent development, continued operation, maxLMUm economic recovery, advance royalty, and royalty reporting periods (but not royalty rates). As of the effective date of this LMU, the diligence terms and conditions of Federal coal leases, WYW2313 and WYW118907, are subject to or are superseded by the diligent development and continued operation requirements imposed on the LMU.

         (a) SUPERVISION. The Casper District Manager of the Bureau of Land Management, Casper District Office, located at 1701 East E Street, Casper, WY 82601, is responsible for the:

                  (1) review and approval of exploration plans and operations, and modifications thereto, prior to commencement of mining operations within a permit area approved pursuant to the Surface Mining Control and Reclamation Act of 1977 (SMCRA);

                  (2) review and approval of resource recovery and protection plans (R2P2) and modifications thereto; and,


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                                                                       WYW136373
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                  (3) inspection and enforcement, including production
                  verification, of such operations and all lands and all coal within the LMU and for implementing all other applicable provisions of the 43 CFR Group 3400 rules.

         (b) RESOURCE RECOVERY AND PROTECTION PLAN. The Black Thunder Mine presently has an approved resource recovery and protection plan (R2P2) and mine permit application covering the entire LMU. NO ADDITIONAL R2P2 SUBMITTAL IS REQUIRED AT THIS TIME.

         (c) DILIGENT DEVELOPMENT AND CONTINUED OPERATION. Pursuant to 43 CFR 3480.0-5 (a) (13) (ii), the diligent development period for the LMU began on October 1, 1992, the effective date of Federal coal lease WYW118907. THE COMMERCIAL QUANTITIES DUE ON OR BEFORE OCTOBER 1, 2002, FOR THE LMU ARE SET OUT ON ATTACHMENT 'A'. Since all production which was credited toward diligent development or continued operation from either Federal coal lease will be credited toward LMU diligent development, continued operation commenced on the effective date of the LMU, May 1, 1995. The LMU continued operation year is May 1 through April 30. Thunder Basin Coal Company must maintain continued operation on the LMU or request to be allowed to pay advance royalty in lieu of continued operation.

         (d) ADVANCE ROYALTY. The number of years for which advance royalty may be paid in lieu of continued operation is ten (10) years. Advance royalty may be paid in lieu of continued operation ONLY: UNTIL OCTOBER 1, 2012. No advance royalty paid prior to October 1, 2012, may be credited against production royalty after that date.

         (e) REPORTING PERIOD. Pursuant to 43 CFR 3487.1(e)(3), the rental amount for each Federal coal lease is to be prorated to the effective date of the LMU which is May 1, 1995. Thereafter, the rentals for Federal coal leases WYW2313 and WYW118907 within the LMU will be due in lump sum on the anniversary of the effective date of LMU approval, May 1, 1995. Upon approval of the LMU and for the duration of the LMU, no Federal coal lease rentals may be credited against production royalties for any Federal coal lease contained in the LMU, the Federal coal lease terms of which allowed for such credits prior to the May 1, 1995, effective date of the LMU.

Royalties for Federal recoverable coal reserves produced within the LMU will be paid in lump sum, identified by individual Federal coal lease (WYW2313 and WYW118907) on the Report of Sales and Royalty Remittance, Solid Minerals - Form MMS 4014, and Solid Mineral Operations Report Part A - Production and Disposition of Raw Materials Form MMS 4059-A, every royalty reporting period. THE LMU ROYALTX REE2RTING PERIOD WILL BE ON A CALENDAR MONTH BASIS.



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                                                                       WYW136373
                                                                               4



The reports and royalty payments shall be due within thirty (30) days after the end of the reporting period. Since all production within an LMU is credited to the entire LMU, a certified record of all non-Federal LMU coal production must be provided to the Casper District Manager every royalty reporting period. Progress maps and reports required by 43 CFR 3482.3 shall show all Federal and non-Federal production from anywhere within the LMU.

         (f) RECOVERABLE COAL RESERVES EXHAUSTION. The 40-year LMU recoverable coal reserves exhaustion period commences the date that coal is first produced from the LMU, following the effective date of LMU approval. If there is production occurring within the LMU on the effective date of LMU approval (May 1, 1995), the 40-year clock begins on the effective date of LMU approval.

         (g) SECTION 3. For purposes of meeting the commercial quantities of 30 U.S.C. paragraph 201(a)(2)(A) (Section 3 of the Federal Coal Leasing Amendments Act of 1976) for all Federal coal leases within the LMU, production of any coal within the LMU shall be construed as occurring on all Federal coal leases within the LMU.

         (h) FAILURE OF THE LMU. If the LMU, of which Federal coal leases, WYW2313 and WYW118907, are a part, fails for whatever reason(s), the Federal coal leases will automatically be subject to the diligence provisions that otherwise would have applied had the Federal coal leases not been included in the LMU.

         (i) CULTURAL RESOURCES. (1) Before undertaking any activities that may disturb the surface of the leased lands, the Unit Operator/Lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency (BLM, if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office of Surface Mining, the Authorized Officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area (hereinafter called Authorized Officer), and the Authorized Officer of the surface managing agency, if different. The Unit Operator/Lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the Federally leased lands included in the LMU. The Unit Operator/Lessee


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                                                                       WYW136373
                                                                               5


         shall not commence the surface disturbing activities until permission to proceed is given by the Assistant Director or Authorized Officer.

                  (2) The Unit Operator/Lessee shall protect all cultural resource properties within the Federally coal leased area included in the LMU from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation or exploration plan.

                  (3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the Unit Operator/Lessee.

                  (4) If cultural resources are discovered during operations under thisLMU, the Unit Operator/Lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The Unit Operator/Lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or Authorized Officer. Within two (2) working days of notification, the Assistant Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of datarecovery for cultural resources discovered during LMU operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

                  (5) All cultural resources shall remain under the jurisdiction the United States until ownership is determined under applicable law.

         (j) PALEONTOLOGICAL RESOURCES. If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during mining operations, the find will be reported to the Authorized Officer immediately. Mining operations will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Mining operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized Officer. The Unit Operator/Lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the mining operations.


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                                                                       WYW136373
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         (k) MULTIPLE MINERAL DEVELOPMENT. Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to the Federal coal leases included in the LMU for the same lands. Lessor reserves the right in accordance with applicable coal regulations administered by Lessor to require the Operator/Lessee to modify the Resource Recovery and Protection Plan
         (R2P2) to minimize conflicts with other resources and to maximize recovery of all resources.

         (l) OIL AND GAS/COAL RESOURCES. The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area my inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans (R2P2) for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

         (m) RESOURCE RECOVERY AND PROTECTION. Any bypass of Federal coal previously determined to be economically recoverable under an approved Resource Recovery and Protection Plan (R2P2), must have the written approval of the Authorized Officer of the BLM in the form of an approved modification to the R2P2 prior to the Federal coal being bypassed. (43 CFR 3482.2(c)(2)) Failure to comply with this requirement shall result in the issuance of a Notice of Noncompliance by the Authorized Officer. The Notice of Noncompliance will include the amount of damages to be assessed for the unauthorized bypass of Federal coal as determined by the Authorized Officer. The Unit Operator/Lessee shall pay royalty for all coal not recovered which was available for mining and was economically recoverable by mining operations under an R2P2 approved by the Authorized Officer. The royalty shall be determined in accordance with Section 2.(a), PRODUCTION ROYALTIES, of Federal coal leases WYW2313 and WYW118907, and the value of the coal shall be determined as set forth in the applicable coal regulations administered by the Lessor. Federal coal not recovered, but which was available for recovery, will be volumetrically determined by the Authorized Officer using standard industry practices.

         (n) RECORDS OF PRODUCTION AND SALES. The Unit Operator/Lessee will accurately determine the weight of all leased coal deposits mined (produced) and sold, will keep accurate records of such, and make those available to the Authorized Officer for inspection.

         (o) PUBLIC LAND SURVEY PROTECTION. The Unit Operator/Lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against


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                                                                       WYW136373
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         destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the Unit Operator/Lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the United States." The survey will be recorded in the appropriate county records, with a copy sent to the Authorized Officer.

Unit Operator/Lessee:

Thunder Basin Coal Company, a wholly owned subsidiary of Atlantic
Richfield Company


BY:

_______________________________                   Date: ________________________


_______________________________
            (Name)

_______________________________
            (Title)


The Black Thunder Mine LMU is hereby approved effective May 1, 1995.


_______________________________                   Date: ________________________
        State Director

Attachment
    1 - Attachment "A" contained in a sealed envelope.

L.Steele:snd:1/12/95:LMU16.DOC